August 24, 2004

Plum Creek Timber Company, Inc.999
Third Avenue, Suite 4300
Seattle, Washington 98104-4096

Ladies and Gentlemen:

        We have acted as special counsel to you, Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek”), in connection with the filing of a registration statement with the Securities and Exchange Commission on Form S-3 on August 24, 2004 (the “Registration Statement”).

        In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, representations, and warranties contained in originals or copies (including facsimiles or electronic versions), certified or otherwise identified to our satisfaction of the Registration Statement and such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In addition, as to certain facts material to our opinion, we have relied upon certain statements, representations, and covenants made on behalf of Plum Creek by officers and other representatives of Plum Creek, including representations and covenants set forth in a certificate (and accompanying exhibits) signed by officers of Plum Creek (the “REIT Certificate”), dated the date hereof, relating to, among other things, the operations of Plum Creek. We have assumed that such statements, representations, and covenants are and will continue to be true without regard to any qualification as to knowledge or belief. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies, and the authenticity of the originals of such latter documents.

        In rendering our opinion, we have assumed that (i) the Registration Statement accurately describes the business operations and the anticipated future operations of Plum Creek and its subsidiaries, and (ii) we will be asked to redeliver this opinion prior to the issuance of each security pursuant to this Registration Statement based on the facts, conditions, and circumstances existing on such date. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations, and warranties made by Plum Creek (including those set forth in the REIT Certificate). Any change or inaccuracy in such facts (including events occurring subsequent to the effective date of the Registration Statement) could affect the conclusions stated herein.

        In rendering our opinion, we have relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect.

        Based solely upon and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes, commencing with its taxable year ending December 31, 1999, Plum Creek has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and Plum Creek’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT.

        Except as expressly set forth above, we express no other opinion. These opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of changes of the matters stated or assumed herein or of any subsequent legal developments. This opinion is for your benefit and it may not be relied upon by any other person.

Very truly yours,

/s/ Skadden, Arps, Slate, Meahger & Flom LLP